Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2023 RESULTS
FOURTH-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 11.0%; SAME-UNIT REVENUE UP 6.8%
FULL-YEAR HIGHLIGHTS:
•TOTAL REVENUE UP 12.7%; SAME-UNIT REVENUE UP 7.4%
•GAAP EPS UP 18.9%; ADJUSTED EPS UP 13.1%
•NET INCOME UP 14.8%; ADJUSTED EBITDA UP 17.7%

2024 OUTLOOK:
•TOTAL REVENUE UP 7% TO 9%
•GAAP EPS UP 13% TO 15%; or $2.70 TO $2.75
•ADJUSTED EPS UP 12% TO 14%; or $2.70 TO $2.75

CLEVELAND (February 15, 2024) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ”, or the “Company”), a leading provider of financial, insurance and advisory services, today announced fourth-quarter and full-year results for the period ended December 31, 2023.
For the 2023 fourth quarter, CBIZ recorded revenue of $327.5 million, an increase of $32.5 million, or 11.0%, compared with $295.0 million reported for the same period in 2022. Acquired operations contributed $12.6 million, or 4.2%, to fourth-quarter 2023 revenue growth. Same-unit revenue increased by $19.9 million, or 6.8%, for the quarter, compared with the same period a year ago. Net loss was $12.7 million in the 2023 fourth quarter, compared with a net loss of $11.5 million for the same period a year ago.
For the full year ended December 31, 2023, CBIZ recorded revenue of $1,591.2 million, an increase of $179.2 million, or 12.7%, over the $1,412.0 million for the same period in 2022. Acquired operations contributed $75.2 million, or 5.3%, to revenue growth in the twelve months ended December 31, 2023. Same-unit revenue increased by $104.0 million, or 7.4%, compared with the same period a year ago. Net

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income was $121.0 million, or $2.39 per diluted share, for the twelve months ended December 31, 2023, compared with $105.4 million, or $2.01 per diluted share, for the same period a year ago.
Excluding non-recurring transaction and first-year integration expenses related to the acquisitions of Marks Paneth in January 2022 and Somerset in February 2023, as well as certain non-recurring gains and losses, Adjusted net loss was $13.3 million in the fourth quarter of 2023 compared with Adjusted net loss of $10.7 million for the same period a year ago. Adjusted loss per share was $0.26 in the fourth quarter of 2023, compared with Adjusted loss per share of $0.21 for the same period a year ago. Adjusted EBITDA for the fourth quarter was a loss of $5.4 million, compared with a loss of $4.4 million for the same period in 2022.
Adjusted net income was $121.9 million, or $2.41 per diluted share, for the full year ended December 31, 2023, compared with $111.4 million, or $2.13 per diluted share, for the same period a year ago. Adjusted EBITDA for the twelve months ended December 31, 2023, was $223.8 million, compared with $190.1 million for the same period in 2022.
Schedules reconciling Adjusted net income, Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included at the end of this release.
For the full year ended December 31, 2023, the Company repurchased a total of 1.3 million shares of its common stock on the open market. The balance outstanding on the Company’s unsecured credit facility on December 31, 2023, was $312.4 million, with $272.0 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Our continued strong performance in 2023 demonstrates the strength and resilience of our business model. Despite economic uncertainty throughout much of the year brought on by rising interest rates, threats of a recession and global unrest, demand remained strong for both our essential, recurring services and our more project-based advisory services. We also benefited from the three acquisitions and two ‘tuck in’ transactions we completed during the year which added approximately $67.3 million of annualized revenue. We are pleased to have recently announced the acquisition of Erickson, Brown & Kloster, LLC, (EBK), a CPA firm providing a broad range of accounting and tax services located in Colorado Springs, Colorado. This acquisition, effective February 1, 2024, will complement our growing Denver Financial Services practice.”

Grisko continued, “As we head into 2024, we expect the economic climate to remain generally favorable for the types of services that we provide to our clients. Our full-year outlook for revenue, GAAP EPS and adjusted EPS reflect our confidence in our ability to continue to post strong results in business climates that may present some level of uncertainty, including the inherent uncertainty that often exists during an election year.”
2024 Outlook
•The Company expects total revenue to grow within a range of 7% to 9% over the prior year.
•The Company expects an effective tax rate of approximately 28%.
•The Company expects a weighted average fully diluted share count of approximately 50.0 to 50.5 million shares.
•The Company expects GAAP fully diluted earnings per share to grow within a range of 13% to 15%, to $2.70 to $2.75 per share over the $2.39 per share reported for 2023.

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•The Company expects Adjusted fully diluted earnings per share to grow within a range of 12% to 14%, to $2.70 to $2.75 per share over the Adjusted earnings per share of $2.41 per share reported for 2023.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. Participants may register for the conference call at https://dpregister.com/sreg/10186120/fb802b0968.The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview.

About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; we are dependent on the services of our executive officers, other key employees, producers and service personnel, the loss of whom may have a material adverse effect on our business, financial condition and results of operations; restrictions imposed by independence requirements and conflict of interest rules may limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and intangible assets could become impaired, which could lead to material non-cash charges against earnings; our goodwill and intangible assets could become impaired, which could lead to material non-cash charges against earnings; certain liabilities resulting from acquisitions are estimated and could lead to a material non-cash impact on earnings; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our clients, our business, our business services operations, our business models, or our revenue; changes in the United States healthcare or public health environment, including new healthcare legislation or regulations, may adversely affect the revenue and margins in our or our clients’ businesses; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyber-attacks or other security breaches involving our computer systems or the systems of one or more of our vendors or clients could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we could be held liable for errors and omissions, contract claims, or other litigation judgments or expenses; the future issuance of additional shares could adversely affect the price of our common stock; our principal stockholders may have substantial control over our operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our credit facility may adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments will cause a default under those instruments; we are

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reliant on information processing systems and any failure of these systems could have a material adverse effect on our business, financial condition and results of operations; we may not be able to acquire and finance additional businesses which may limit our ability to pursue our business strategy; the business services industry is competitive and fragmented; if we are unable to compete effectively, our business, financial condition and results of operations may be negatively impacted; there is volatility in our stock price. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

All forward-looking statements made in this release are made only as of the date hereof. The Company does not undertake any obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2023 AND 2022
(In thousands, except percentages and per share data)

	Three Months Ended December 31,
	2023	%	2022	%
Revenue	$327,547	100.0%	$295,043	100.0%
Operating expenses (1)	340,844	104.1	302,560	102.5
Gross loss	(13,297)	(4.1)	(7,517)	(2.5)
Corporate general and administrative expenses (1)	13,438	4.1	11,895	4.0
Operating loss	(26,735)	(8.2)	(19,412)	(6.5)
Other (expense) income:
Interest expense	(5,108)	(1.6)	(2,830)	(0.9)
Gain on sale of operations, net	—	—	102	—
Other income, net (1) (2)	12,774	3.9	5,689	1.9
Total other income, net	7,666	2.3	2,961	1.0
Loss before income tax benefit	(19,069)	(5.9)	(16,451)	(5.5)
Income tax benefit	(6,332)		(4,953)
Net loss	(12,737)	(3.9)%	(11,498)	(3.9)%

Diluted loss per share	$(0.26)		$(0.23)

Diluted weighted average common shares outstanding	49,795		50,538
Other data:
Adjusted EBITDA (3)	$(5,434)		$(4,356)
Adjusted EPS (3)	$(0.26)		$(0.21)

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(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains in "Other income, net." The deferred compensation plan has no impact on "Loss before income tax benefit."
Income and expenses related to the deferred compensation plan for the three months ended December 31, 2023, and 2022 are as follows (in thousands):

	Three Months Ended December 31,
	2023	% of Revenue	2022	% of Revenue
Operating expenses	$10,339	3.2%	$5,748	1.9%
Corporate general and administrative expenses	1,475	0.5%	926	0.3%
Other income, net	11,814	3.7%	6,674	2.2%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended December 31, 2023, and 2022 are as follows (in thousands):

	Three Months Ended December 31,
	2023				2022
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross (loss) margin	$(13,297)	$10,339	$(2,958)	(0.9)%	$(7,517)	$5,748	$(1,769)	(0.6)%
Operating loss	(26,735)	11,814	(14,921)	(4.6)%	(19,412)	6,674	(12,738)	(4.3)%
Other income (expense), net	12,774	(11,814)	960	0.3%	5,689	(6,674)	(985)	(0.3)%
Loss before income tax benefit	(19,069)	—	(19,069)	(5.8)%	(16,451)	—	(16,451)	(5.6)%

(2)Included in "Other income, net" for the three months ended December 31, 2023 and 2022, is expense of $0.7 million and $0.5 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to stockholders and investors.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022
(In thousands, except percentages and per share data)

	Twelve Months Ended December 31,
	2023	%	2022	%
Revenue	$1,591,194	100.0%	$1,411,979	100.0%
Operating expenses (1)	1,367,990	86.0	1,188,612	84.2
Gross margin	223,204	14.0	223,367	15.8
Corporate general and administrative expenses (1)	57,965	3.6	55,023	3.8
Operating income	165,239	10.4	168,344	12.0
Other income (expense):
Interest expense	(20,131)	(1.3)	(8,039)	(0.6)
Gain on sale of operations, net	176	—	413	—
Other income (expense), net (1) (2)	21,019	1.3	(19,243)	(1.4)
Total other income (expense), net	1,064	—	(26,869)	(2.0)
Income before income tax expense	166,303	10.4	141,475	10.0
Income tax expense	45,335		36,121
Net income	120,968	7.6%	105,354	7.5%

Diluted income per share	$2.39		$2.01

Diluted weighted average common shares outstanding	50,557		52,388
Other data:
Adjusted EBITDA (3)	$223,788		$190,125
Adjusted EPS (3)	$2.41		$2.13

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(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."

Income and expenses related to the deferred compensation plan for the twelve months ended December 31, 2023, and 2022 are as follows (in thousands):

	Twelve Months Ended December 31,
	2023	% of Revenue	2022	% of Revenue
Operating expenses (income)	$17,192	1.1%	$(17,252)	(1.2)%
Corporate general and administrative expenses (income)	2,296	0.1%	(2,393)	(0.2)%
Other income (expense), net	19,488	1.2%	(19,645)	(1.4)%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the twelve months ended December 31, 2023, and 2022 are as follows (in thousands):

	Twelve Months Ended December 31,
	2023				2022
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$223,204	$17,192	$240,396	15.1%	$223,367	$(17,252)	$206,115	14.6%
Operating income	165,239	19,488	184,727	11.6%	168,344	(19,645)	148,699	10.5%
Other income (expense), net	21,019	(19,488)	1,531	0.1%	(19,243)	19,645	402	—%
Income before income tax expense	166,303	—	166,303	10.5%	141,475	—	141,475	10.0%

(2)Included in "Other income (expense), net" for the twelve months ended December 31, 2023 and 2022, is expense of $2.7 million and $2.4 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to stockholders and investors.

CBIZ, INC.

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FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue
Financial Services	$228,298	$202,016	1,160,686	1,010,068
Benefits and Insurance Services	86,426	81,746	382,605	358,007
National Practices	12,823	11,281	47,903	43,904
Total	$327,547	$295,043	$1,591,194	$1,411,979

Gross Margin
Financial Services (1)	(9,210)	(8,242)	185,610	$160,030
Benefits and Insurance Services	10,849	12,357	72,095	67,620
National Practices	1,558	1,298	4,843	4,703
Operating expenses - unallocated (2)
Other expense	(6,155)	(7,182)	(22,152)	(26,238)
Deferred compensation	(10,339)	(5,748)	(17,192)	17,252
Total	$(13,297)	$(7,517)	$223,204	$223,367

(1)Gross margin for the Financial Services practice group included approximately $0.1 million and $1.2 million of one-time and non-recurring integration and retention costs related to Somerset for the three months and twelve months ended December 31, 2023, respectively. Gross margin for the Financial Services practice group included approximately $0.8 million and $6.7 million of one-time and non-recurring integration and retention costs related to Marks Paneth for the three months and twelve months ended December 31, 2022, respectively.
(2)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income, net."

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CBIZ, INC.
SELECT CASH FLOW DATA
(In thousands)

	Twelve Months Ended December 31,
	2023	2022
Net income	$120,968	$105,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	36,269	32,895
Gain on sale of operations, net	(176)	(413)
Bad debt expense, net of recoveries	1,551	1,173
Adjustments to contingent earnout liability, net	2,743	2,435
Stock-based compensation expense	12,286	14,689
Other noncash adjustments	8,908	12,042
Net income, after adjustments to reconcile net income to net cash provided by operating activities	182,549	168,175
Changes in assets and liabilities, net of acquisitions and divestitures	(29,042)	(42,043)
Net cash provided by operating activities	153,507	126,132
Net cash used in investing activities	(79,393)	(99,118)
Net cash used in financing activities	(77,111)	(17,343)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,997)	9,671
Cash, cash equivalents and restricted cash at beginning of year	$160,145	$150,474
Cash, cash equivalents and restricted cash at end of period	$157,148	$160,145

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$8,090	$4,697
Restricted cash	30,362	28,487
Cash equivalents included in funds held for clients	118,696	126,961
Total cash, cash equivalents and restricted cash	$157,148	$160,145

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS
(In thousands)

	December 31, 2023	December 31, 2022
Cash and cash equivalents	8,090	4,697
Restricted cash	30,362	28,487
Accounts receivable, net	380,152	334,498
Current assets before funds held for clients	453,499	397,113
Funds held for clients	159,186	171,313
Goodwill and other intangible assets, net	1,008,604	951,702

Total assets	2,043,592	1,879,124

Current liabilities before client fund obligations	352,028	338,940
Client fund obligations	159,893	173,467
Total long-term debt, net	310,826	263,654

Total liabilities	1,251,974	1,165,672

Treasury stock	(899,093)	(824,778)

Total stockholders' equity	791,618	713,452

Debt to equity	39.3%	37.0%
Days sales outstanding (DSO) (1)	78	74

Shares outstanding	49,814	50,180
Basic weighted average common shares outstanding	49,989	51,502
Diluted weighted average common shares outstanding	50,557	52,388

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve-month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

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CBIZ, INC.
GAAP RECONCILIATION
Net (Loss) Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net (Loss), EPS and EBITDA(1)
(In thousands, except per share data)

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022
	Amounts	EPS	Amounts	EPS
Net loss	$(12,737)	$(0.26)	$(11,498)	$(0.23)
Adjustments:
Gain on sale of assets, net	(1,363)	(0.03)	—	—
Integration and retention costs related to acquisitions (2)	331	0.01	1,179	$0.02
Facility optimization costs (3)	255	0.01	—	—
Income tax effect related to adjustments	258	0.01	(355)	—
Adjusted net loss	$(13,256)	$(0.26)	$(10,674)	$(0.21)
Interest expense	$5,108		$2,830
Income tax benefit	(6,332)		(4,953)
Gain on sale of operations, net	—		(102)
Tax effect related to the adjustments above	(258)		355
Depreciation	3,301		2,853
Amortization	6,003		5,335
Adjusted EBITDA	$(5,434)		$(4,356)

	Twelve Months Ended December 31, 2023		Twelve Months Ended December 31, 2022
	Amounts	EPS	Amounts	EPS
Net income	$120,968	$2.39	$105,354	$2.01
Adjustments:
Gain on sale of assets, net	(2,863)	(0.06)	(2,391)	(0.05)
Transaction costs related to acquisitions (2)	611	0.01	1,329	0.03
Integration and retention costs related to acquisitions (2)	2,782	0.06	9,191	0.18
Facility optimization costs (3)	731	0.02	—	—
Income tax effect related to adjustments	(344)	(0.01)	(2,075)	(0.04)
Adjusted net income	$121,885	$2.41	$111,408	$2.13
Interest expense	$20,131		$8,039
Income tax expense	45,335		36,121
Gain on sale of operations, net	(176)		(413)
Tax effect related to the adjustments above	344		2,075
Depreciation	12,475		11,231
Amortization	23,794		21,664
Adjusted EBITDA	$223,788		$190,125

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(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted net (loss) income, Adjusted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures, “Net (loss) income” and "Diluted earnings per share." Adjusted net (loss) income, Adjusted EPS and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any financial information determined under GAAP. Adjusted net (loss) income, Adjusted EPS and Adjusted EBITDA exclude significant non-operating related gains and losses that management does not consider on-going in nature. These Non-GAAP financial measures are used by the Company as a performance measure to evaluate, assess and benchmark the Company's operational results and to evaluate results relative to employee compensation targets. Accordingly, the Company believes the presentation of these Non-GAAP financial measures allows its stockholders, debt holders, and other interested parties to meaningfully compare the Company’s period-to-period operating results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2023 related to the costs incurred related to the Somerset acquisition and those reported in 2022 related to the Marks Paneth acquisition.
(3)These costs related to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2024 Diluted Earnings Per Share (“EPS”) Guidance to Full Year 2024 Adjusted Diluted EPS

	Full Year 2024 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$2.70	$2.75
Adjusted Diluted EPS Guidance	$2.70	$2.75

GAAP Diluted EPS for 2023	$2.39	$2.39
Adjusted Diluted EPS for 2023	$2.41	$2.41
GAAP Diluted EPS Range	13%	15%
Adjusted Diluted EPS Range	12%	14%

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